SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

REGAN HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

REGAN HOLDING CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held August 10, 2000

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Regan Holding Corp. (the “Company”), to be held at the Petaluma Community Center, 320 North McDowell Blvd., Petaluma, California, on August 10, 2000, at 10:00 a.m. Pacific time, to consider and act upon the matters listed below:

(1)	Approval of an amendment of the bylaws to increase the minimum number of directors from three (3) to five (5) and the maximum number of directors from seven (7) to nine (9);

(2)	Election of six (6) Directors to hold office until the Annual Meeting of Shareholders in 2001 and until their successors are duly elected;

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ended December 31, 2000; and

(4)	Consideration of any other matters which may properly come before the meeting or any adjournments of the meeting.

      Shareholders of record at the close of business on June 15, 2000 are entitled to notice of and to vote at the Annual Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

REGAN HOLDING CORP.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held August 10, 2000

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Regan Holding Corp., a California corporation, with its principal executive offices located at 2090 Marina Ave., Petaluma, California (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Petaluma Community Center, 320 North McDowell Blvd., Petaluma, California, on August 10, 2000, at 10:00 a.m., Pacific time (the “Annual Meeting”). Accompanying this Proxy Statement is the Board of Directors’ Proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement.

      All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will unless otherwise directed be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

      The close of business on June 15, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of the record date, the Company had outstanding [          ] shares of Common Stock-Series A, no par value (the “Series A Stock”), and [          ] shares of Common Stock-Series B, no par value (the “Series B Stock”). As of the date of this Proxy Statement, the Company is not in arrears in dividends or in default in principal or interest with respect to any of its outstanding securities. The shares of Series A Stock and Series B Stock are collectively referred to herein as “Common Stock” and the holders of shares of Common Stock vote together as a single class. Commencing approximately June 30, 2000, the Company is mailing its Annual Report on Form 10-K/ A for the year ended December 31, 1999 and its quarterly report on Form 10-Q for the three months ended March 31, 2000, together with this Proxy Statement and the enclosed Proxy, to holders of Common Stock as of the record date.

      The shares of Common Stock are the only outstanding voting securities of the Company. A holder of Common Stock is entitled to cast one vote for each share held of record by such holder on the record date on all matters to be considered at the Annual Meeting. As explained under Item 2 of this Proxy Statement, cumulative voting will be permitted with respect to the election of Directors.

      The holders of a majority of the votes entitled to be cast, present either in person or by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present on any matter. For actions requiring approval based on a percentage of votes cast, abstentions and broker non-votes will not affect the outcome of the vote. For actions requiring approval based on the number of shares outstanding, abstentions and broker non-votes will have the same effect as a negative vote.

ITEM 1

APPROVAL OF AMENDMENT OF THE BYLAWS TO INCREASE THE
MINIMUM NUMBER OF DIRECTORS

      The Company’s Bylaws currently provide that the Board of Directors shall consist of that number of directors as determined by the Board, provided that the Board shall consist of not less than three (3) nor more than seven (7) Directors. In order to allow for expansion of the Board, the Board proposes that the minimum number of Directors be increased from three (3) to five (5) and the maximum number of Directors be increased from seven (7) to nine (9). The amendment will not otherwise alter the authority of the Board of Directors to establish the number of Directors within this range.

      The approval of this amendment requires the affirmative vote of the holders of a majority of shares of Common Stock outstanding.

      The Board of Directors recommends that the shareholders vote FOR the increase in the minimum number of Directors and your proxy will be so voted unless you specify otherwise.

ITEM 2

ELECTION OF DIRECTORS

      The Board of Directors has fixed the number of Directors to be elected at six (6) and has nominated the persons identified below to serve as Directors until the next Annual Meeting of Shareholders, until their respective successors shall be elected and shall qualify. Lynda L. Regan, Steven C. Anderson, R. Preston Pitts, and Ute Scott-Smith are each currently Directors of the Company.

Name	Principal Occupation	Director Since

Lynda L. Regan	Ms. Regan, born in 1948, has served as Chairman and Chief Executive Officer of the Company since 1992. She was Senior Vice President and Treasurer from 1990 to 1992.	1990
Steven C. Anderson, CLU, ChFC, LUTCF	Mr. Anderson, born in 1948, has been a partner in Hoalst Anderson, an independent insurance agency, since 1983. He is a member of the National Association of Life Underwriters and Society of Financial Service Professionals.	1990
R. Preston Pitts	Mr. Pitts, born in 1951, served as Chief Financial Officer of the Company from 1994 to 1997, as President and Secretary of the Company since 1997, and as President, Secretary, and Chief Operating Officer of the Company since 1998. Prior to joining the Company, he owned Pitts Company, a CPA firm specializing in services for insurance companies, served as financial officer for United Family Life Insurance Company and American Security Insurance Group, both Fortis-owned companies, and was Audit Manager for Ernst & Young.	1995
Ute Scott-Smith	Ms. Scott-Smith, born in 1960, served as Senior Vice-President of the Company from 1990 to April of 1997.	1997

Name	Principal Occupation	Director Since

Dr. Donald Ratajczak	Dr. Ratajczak, born in 1942, is the Director of the Economic Forecasting Center and a Professor of Economics in the School of Business Administration at Georgia State University. Mr. Ratajczak also serves as a Director of Morgan Keegan, Inc., Ruby Tuesday, Inc. and TBC Corporation and as a Trustee of CIM High Yield Fund. He is a member of the American Economic Association and the Economic History Association.	—
J. Daniel Speight, Jr.	Mr. Speight, born in 1957, is the President, Chief Executive Officer and a Director of Flag Financial Corporation, a bank holding company. Mr. Speight served as Chief Executive Officer and a Director of Middle Georgia Bankshares, Inc. from 1989 until its merger with Flag Financial in March 1998 and has served as President, Chief Executive Officer and a Director of Citizens Bank since 1984. Mr. Speight is also a Director of Towne Services, Inc. Mr. Speight previously served as Chairman of The Bankers Bank and is currently a member of the State Bar of Georgia. He is past Chairman of the Georgia Bankers Association Community Banking Committee, past President of the Community Bankers Association of Georgia, and past Director of the Independent Bankers Association of America.	—

      Although it is not contemplated that the nominees will decline or be unable to serve, the Proxies will be voted by the Proxy holders at their discretion for another person if such a contingency should arise. Unless otherwise directed in the accompanying Proxy, or as specified above, the Proxies will be voted FOR the election of nominees named above.

      A plurality vote is required for election of Directors. The Company’s Bylaws provide that each shareholder is entitled to cumulate such shareholder’s votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many nominees as the shareholder considers appropriate. This cumulative voting right may not be exercised unless the nominee’s name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder’s intent to cumulate such shareholder’s vote. The proxy holders may exercise this cumulative voting right at their discretion.

      Under an insurance brokerage agreement among the Company, Lynda L. Regan and Moody Insurance Group (“MIG”), Ms. Regan has agreed that, so long as the brokerage agreement remains in effect, she will vote her shares in favor of the election of Robert Moody, Jr., MIG’s president and sole shareholder, as a Director of the Company should he wish to be elected. However, at the present time, MIG engages in business activities that compete with the Company. Therefore, in order to avoid any issue as to the propriety of Mr. Moody’s serving on the Company’s Board, Mr. Moody has agreed to relinquish his right to serve on the Board for a period of one year in return for nominal consideration from the Company. The termination of the brokerage agreement with MIG would not have a material effect on the Company.

Executive Officers

      In addition to the Directors who serve as executive officers of the Company and who are identified above, the following individuals serve as executive officers of the Company:

H. Lynn Stafford, born in 1957, has served as Vice President of Operations of the Company from 1995 to July, 1997, and as Chief Information Officer since August, 1997. Prior to that time, he served as Chief Operating Officer for Lincoln Liberty Life Insurance Company and First Delaware Life Insurance Company.

Gregory C Egger, born in 1949, has served as Officer of Strategic Development since April 2000 and served as Chief Marketing Officer of the Company from 1997 to April 2000. Prior to that time, Mr. Egger was Executive Vice President for American Security Group.

David A. Skup, born in 1952, has served as Chief Financial Officer and Treasurer of the Company since July, 1997. Previously, Mr. Skup was Vice President in Charge of Internal Audit for Independent Insurance Group, Inc. and was Senior Audit Manager for Deloitte, Haskins & Sells.

Family Relationships

      Lynda L. Regan, Chairman and Chief Executive Officer of the Company, is married to R. Preston Pitts, President, Chief Operating Officer and Director of the Company.

Beneficial Share Ownership of Directors and Executive Officers

      The following table shows the number of shares and the percentage of the shares of the Company’s Class A Stock beneficially owned by each of the Directors and executive officers of the Company, each of which are identified on the Summary Compensation Table, as of April 30, 2000. No Director or officer owns any Series B Common Stock.

Name	Position	Total		Percent

Lynda L. Regan	Director, Chairman & Chief Executive Officer	11,428,432.4	(1)	43.6%

R. Preston Pitts	Director, President, Secretary & Chief Operating Officer	908,110.0	(2)	3.5%

Ute Scott-Smith	Director	451,739.0	(3)	1.7%

Steven C. Anderson	Director	79,716.0	(3)	*

Gregory C Egger	Officer of Strategic Development	115,000.0	(4)	*

David A. Skup	Chief Financial Officer and Treasurer	105,000.0	(5)	*

H. Lynn Stafford	Chief Information Officer	105,000.0	(6)	*

Directors and officers as a group (seven individuals)		13,192,997.4	(7)	50.3%

(1)	Includes 81,250 shares issuable pursuant to stock options that are exercisable within 60 days.

(2)	Includes 125,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(3)	Includes 10,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(4)	Includes 113,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(5)	Includes 104,900 shares issuable pursuant to stock options that are exercisable within 60 days.

(6)	Includes 105,000 shares issuable pursuant to stock options that are exercisable within 60 days.

(7)	Includes 549,150 shares issuable pursuant to stock options that are exercisable within 60 days.

*	Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

Certain Shareholders

      The Company knows of no person who is the beneficial owner of more than five percent of any class of the Company’s outstanding Common Stock other than Lynda L. Regan, Chairman and Chief Executive Officer of the Company, whose ownership is listed above.

Committees

      The Company has an Audit Committee consisting of Steven C. Anderson and Ute Scott-Smith, both of whom are outside Directors. The Audit Committee oversees management’s discharge of its financial reporting responsibilities and recommends appointment of the Company’s independent auditors. During the fiscal year ended December 31, 1999, the Audit Committee held two meetings.

      The Company does not currently have a nominating or compensation committee. The functions normally performed by these committees are performed by the entire Board of Directors.

Directors’ Meetings

      During the fiscal year ended December 31, 1999, four meetings of the Board of Directors of the Company were held. All incumbent Directors of the Company attended all of the meetings during 1999.

Directors’ Compensation

      The Company provides compensation to outside Directors of $1,500 per meeting, plus an annual retainer of $10,000. Also, outside Directors of the Company are eligible to receive stock options. Currently, Steven C. Anderson and Ute Scott-Smith are the only outside Directors of the Company, although Dr. Donald Ratajczak and J. Daniel Speight have been nominated to serve as additional outside Directors. The other Directors are otherwise employed by the Company and are not compensated for serving as Directors or attending Board or committee meetings.

Executive Compensation

      The following Summary Compensation Table sets forth the compensation of the Company’s Chief Executive Officer and the four most highly compensated executive officers (the “named executive officers”) for services in all capacities to the Company and its subsidiaries during 1999, 1998, and 1997.

Summary Compensation Table

Annual Compensation

			Annual			All Other
Name and Position	Year	Annual Salary	Bonus(1)	Other		Compensation

Lynda L. Regan,	1999	$548,462	$192,562	$5,000	(2)	—
Chief Executive Officer				21,750	(5)
				16,825	(4)
	1998	435,781	249,612	5,000	(2)	—
				16,824	(4)
	1997	407,712	167,916	4,750	(2)	—
				16,825	(4)

R. Preston Pitts,	1999	$425,883	$157,562	$2,105	(2)	—
President and Chief Operating Officer				16,540	(5)
	1998	336,211	205,175	5,000	(2)	—
	1997	300,000	149,916	4,750	(2)	—

			Annual			All Other
Name and Position	Year	Annual Salary	Bonus(1)	Other		Compensation

Gregory C Egger, (3)	1999	$243,309	$104,154	$5,000	(2)	—
Officer of Strategic Development				4,572	(5)
	1998	232,788	124,868	5,000	(2)	—
	1997	77,885	52,046	—		—

David A. Skup, (3)	1999	$183,442	$67,987	$5,000	(2)	—
Chief Financial Officer and Treasurer				3,231	(5)
	1998	167,254	95,426	5,000	(2)	—
	1997	60,577	20,661	—		—

H. Lynn Stafford,	1999	$190,521	$65,274	$5,000	(2)	—
Chief Information Officer				2,730	(5)
	1998	155,192	109,835	5,000	(2)	—
	1997	139,231	73,416	4,750	(2)	—

(1)	Includes bonuses in the year in which they were earned.
(2)	The Company matches contributions made to its 401(k) Plan at a rate of $.50 for every $1.00 deferred, up to 6% of total annual compensation.
(3)	Mr. Skup and Mr. Egger were elected officers of the Company in July, 1997, and August, 1997, respectively.
(4)	The Company pays interest on debt related to a split dollar life insurance policy under which Ms. Regan is the beneficiary.
(5)	The Company matches contributions made by certain employees to the Company’s non-qualified deferred compensation plan at a rate of $0.50 for every $1.00 deferred, up to 6% of total annual compensation, less amounts already matched under the Company’s 401(k) Plan.

Stock Options and Stock Appreciation Rights

      The following table sets forth grants of stock options to each named executive officer during the fiscal year ended December 31, 1999. No SARs were granted during the fiscal year ended December 31, 1999.

Options/ SAR Grants in Last Fiscal Year

		Individual
		Grants %				Potential Realizable
		of Total				Value at Assumed
	Number of	Options/SARs				Annual Rates of Stock
	Securities	Granted to				Price Appreciation for
	Underlying	Employees in	Exercise or			Option Term(2)
	Options/SARs	Fiscal	Base Price
Name	Granted	Year(3)	($/Share)(1)	Expiration Date		5%($)	10%($)

Lynda L. Regan	125,000	8.1%	$1.40	12/31/03	(4)	$37,714	$81,218

R. Preston Pitts	225,000	14.5%	1.27	12/31/08	(5)	157,543	388,034

Gregory C Egger	175,000	11.3%	1.27	12/31/08	(5)	122,533	301,804

David A. Skup	125,000	8.1%	1.27	12/31/08	(5)	87,524	215,575

H. Lynn Stafford	125,000	8.1%	1.27	12/31/08	(5)	87,524	215,575

(1)	All options set forth in this table were granted at fair market value on the date of the grant as determined by the Board of Directors of the Company, except options granted to Lynda Regan, a 10% shareholder, whose options were granted at 110% of fair market value.
(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3)	Based on options to purchase an aggregate of 1,552,200 shares of Common Stock granted to all employees of the Company in fiscal 1999.
(4)	The dates of exercisability for the options are as follows: (i) 25% on January 1, 2000; (ii) 25% on January 1, 2001; (iii) 25% on January 1, 2002; and (iv) 25% on January 1, 2003.
(5)	The dates of exercisability are as follows: (i) 20% on January 1, 2000; (ii) 20% on January 1, 2001; (iii) 20% on January 1, 2002; (iv) 20% on January 1, 2003; and (v) 20% on January 1, 2004.

Aggregated Options/SAR Exercises in Last Fiscal Year

And Fiscal Year-end Options/SAR Values

      The following table sets forth certain information concerning the exercise of options by each of the named executive officers during fiscal 1999 and the number and value of unexercised options held by each such executive officer as of December 31, 1999.

Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised in-
	Acquired on	Value	Options/SARs at Fiscal	the-money Options/SARs
	Exercise	Realized	year End(#)	at Fiscal Year End(1)($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Lynda L. Reagan	—	—	81,250/143,750	$40,563/$48,688

R. Preston Pitts	—	—	125,000/300,000	75,700/142,800

Gregory C Egger	2,000	$1,320	113,000/260,000	71,500/132,400

David A. Skup	100	54	104,900/220,000	70,420/122,000

H. Lynn Stafford	—	—	105,000/220,000	70,500/122,000

(1)	Calculated on the basis of the difference between the closing price of the underlying securities on December 31, 1999 and the exercise price of the option.

Report on Executive Compensation

      The Company does not have a compensation committee. The Board of Directors develops and administers the Company’s executive compensation policies and programs. These policies and programs are generally intended to; (i) relate the compensation of the Company’s executives to the success of the Company and to the creation of shareholder value; and, (ii) attract, motivate and retain highly qualified executives. In establishing a level of compensation, the Board considers a number of factors, including: (i) the financial condition and performance of the Company; (ii) the compensation levels of executives in comparable positions at companies in industries in which the Company competes for executives, primarily the financial services and insurance industries; and, (iii) the abilities of the executives and their contributions to the Company’s goals and performance.

      Each year, the Board of Directors reviews the Company’s executive compensation policies and programs for a correlation between executive compensation and the creation of shareholder value, as well as the competitiveness of the compensation programs. In conducting this review, the Board considers changes in the Company’s mission and goals and evaluates the competitiveness of its compensation program based on published surveys, proxy statement analysis and advice of consultants.

      Compensation for executives consists of two components: base pay and bonuses. Base pay for executives is determined based on the factors set forth above. It is the Board’s policy to generally position executive salaries in the top 51% to 75% of compensation levels for comparable positions in the market, although individual salaries may be higher or lower based on the considerations discussed above.

      For 1999, the Chief Executive Officer and President were each eligible to receive a cash bonus of up to 60% and 50% of base salary, respectively. Also, the Chief Marketing Officer and Chief Information Officer were each eligible to receive a cash bonus of up to 40% of base salary, and the Chief Financial Officer was eligible to receive a cash bonus of up to 30% of base salary. Achievement of this bonus was contingent upon the individual executive achieving performance goals designed to increase shareholder value. Examples of performance goals for 1999 included: (i) achievement of targeted increases in net income; (ii) development of long-term strategic plans; and, (iii) planning and implementation of entry to the long-term care industry.

      In addition to the salary-based bonuses described above, a bonus based on the performance of the Company during 1999 was allocated to each executive officer. Amounts ranging from 0.75% to 1.25% of the Company’s net income for 1999 were allocated to each of the five individuals who served as executive officers as of the end of 1999. One third of the amount allocated to each officer was paid in February of 2000. The remaining two-thirds will be paid in equal installments in February of 2001 and 2002, contingent upon the Company achieving net income growth of 15% per year in 2000 and 2001, respectively, and provided that such individual is employed with the Company on the date that the installment is to be paid.

      In determining Lynda L. Regan’s level of compensation for 1999, the Board considered her success in maintaining relationships with key distribution groups and insurance carriers with which the Company contracts. The Board also considered the compensation level of Ms. Regan compared to that of individuals holding similar positions in companies operating in comparable industries. Based on these considerations, the Board approved Ms. Regan’s base salary and bonus for 1999 at $548,462 and $192,562, respectively.

      In adopting and administering executive compensation plans and arrangements, the Board will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

Respectfully submitted,

Lynda L. Regan
Steven C. Anderson
R. Preston Pitts
Ute Scott-Smith

Performance Data

      The Company’s Common Stock became subject to the Securities Exchange Act of 1934 (the “Exchange Act”) in November of 1991 as a result of the issuance of shares of Common Stock in connection with the acquisition of LifeSurance Corporation, a Delaware corporation. Since that time, there has been no active trading in the Common Stock and, accordingly, information as to market price per share is not available. Prior to 1996, the only available measure of the value of the shares of Common Stock was book value, based on the financial statements of the Company. The book value of each share of Common Stock (including redeemable Common Stock) was negative $.0027 as of December 31, 1993, compared with $.20 as of December 31, 1994, $.38 as of December 31, 1995, and $.48 as of December 31, 1996. In 1996, the Company began repurchasing the stock of certain shareholders entitled to sell their stock to the Company. The price paid for such stock, which was based on an independent appraisal conducted on behalf of the Company for the purpose of such repurchases, was as follows:

Appraisal Date	Price Per Share

December 31, 1995	$0.55

June 30, 1996	$0.70

December 31, 1996	$0.78

June 30, 1997	$0.84

December 31, 1997	$0.96

June 30, 1998	$1.35

December 31, 1998	$1.66

June 30, 1999	$1.81

December 31, 1999	$1.99

Compensation Committee Interlocks and Insider Participation

      As noted above, the Company does not have a compensation committee. The compensation of executive officers is determined by the Board of Directors. Lynda Regan, who is Chief Executive Officer of the Company, is also Chairman of the Board of Directors and R. Preston Pitts, who is President and Chief Operating Officer, is also a Director. None of the executive officers of the Company serve as a Director or member of the compensation committee of an entity, any of whose executive officers serves as a Director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1999, and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1999, no reports required by Section 16(a) of the Exchange Act with respect to the Company were delinquent except as follows: Steven C. Anderson failed to timely file a Form 4 with respect to one transaction in 1998. This delinquency was cured in February of 2000.

ITEM 3

RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITORS

      The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as principal independent auditors for the year ended December 31, 2000, and your proxy will be so voted unless you specify otherwise.

      The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, as principal independent auditors for the Company for the year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they desire to do so.

      The approval of this appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting.

ITEM 4

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SHAREHOLDER PROPOSALS

      Any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such meeting must submit such proposal by February 25, 2001 to the Company at its principal executive offices.

SOLICITATION OF PROXIES

      It is expected that proxy solicitation will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s Directors and officers, without additional compensation, personally or by mail, telephone, facsimile, telegram or otherwise.

ANNUAL REPORT AND FORM 10-Q

      Copies of the Company’s Annual Report on Form 10-K/ A for the year ended December 31, 1999 and the Company’s Form 10-Q for the quarter ended March 31, 2000 are being furnished to shareholders concurrently with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

June 15, 2000

PROXY	PROXY

REGAN HOLDING CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Regan Holding Corp. (the “Company”) hereby appoints Lynda L. Regan and R. Preston Pitts or any one of them (with full power to act alone and to designate substitute) Proxies of the undersigned, with authority to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on August 10, 2000 at 10:00 a.m., Pacific time, at the Petaluma Community Center, 320 North McDowell Blvd., Petaluma, California, and any adjournment thereof, with all the powers the undersigned would possess if personally present, upon matters noted below (each of which is being proposed by the Company) and upon such other matters as may properly come before the meeting. The shares represented by this Proxy shall be voted as follows:

     THIS PROXY CONFERS AUTHORITY TO VOTE “FOR” EACH PROPOSITION LISTED ON THE REVERSE UNLESS OTHERWISE INDICATED. The Proxy is solicited on behalf of the Board of Directors of Regan Holding Corp. and may be revoked prior to its exercise.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

WHICH REQUIRES NO POSTAGE.

(Continued and to be signed on reverse side.)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Approval of an amendment of the bylaws to increase the minimum number of directors from three (3) to five (5) and the maximum number of directors from seven (7) to nine (9).	For [ ]	Against [ ]	Abstain [ ]	3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ended December 31, 2000.	For [ ]	Against [ ]	Abstain [ ]

2. Election of the following six (6) nominees as directors —
Nominees: Steven C. Anderson, Ute Scott-Smith, J. Daniel Speight, Dr. Donald Ratajczak, R. Preston Pitts, and Lynda L. Regan.

(Except nominee(s) written above)	For All [ ]	Withheld All [ ]	For All Except [ ]	4. Consideration of any other matters which may properly come before the meeting or any adjournments of the meeting.

Dated: , 2000
Signature(s)

NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

I do [   ]  I do not [   ] plan to attend to the Annual Meeting.  Number attending:

•    FOLD AND DETACH HERE    •

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

WHICH REQUIRES NO POSTAGE.